As filed with the Securities and Exchange Commission on June 21, 2006.

                                                   Registration No. 333-______


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                             Oneida Financial Corp.
             (Exact Name of Registrant as Specified in its Charter)

               Federal                                  16-1561678
   (State or Other Jurisdiction of          (I.R.S. Employer Identification No.)
   Incorporation or Organization)

182 Main Street, Oneida, New York                          13421-1676
(Address of Principal Executive Offices)                   (Zip Code)


                             Oneida Financial Corp.
                       2006 Recognition and Retention Plan
                            (Full Title of the Plan)


          Michael R. Kallet                         Alan Schick, Esquire
President and Chief Executive Officer           Luse Gorman Pomerenk & Schick
       Oneida Financial Corp.                    A Professional Corporation
           182 Main Street                  5335 Wisconsin Ave., N.W., Suite 400
     Oneida, New York 13421-1676                   Washington, D.C.  20015
           (315) 363-2000                             (202) 274-2000
    (Name, Address and Telephone
     Number of Agent for Service)


                         CALCULATION OF REGISTRATION FEE
====================================================================================================================
         Title of                                     Proposed               Proposed
        Securities                Amount               Maximum                Maximum               Amount of
          to be                   to be            Offering Price            Aggregate            Registration
        Registered            Registered(1)           Per Share           Offering Price               Fee
--------------------------------------------------------------------------------------------------------------------
Common stock, par value
$0.01 per share                   80,000(2)          $ 10.25(3)               $820,000                  $88
--------------------------------------------------------------------------------------------------------------------

-----------------------
(1) Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Oneida Financial Corp. 2006 Recognition and Retention Plan (the "Recognition and Retention Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of Oneida Financial Corp. (the "Company") pursuant to 17 C.F.R. Section 230.416(a).
(2) Represents the number of shares of common stock reserved for issuance under the Recognition and Retention Plan for grants of restricted stock.
(3)  Determined pursuant to 17 C.F.R. Section 230.457(h)(1).

     This   Registration   Statement  shall  become  effective  upon  filing  in
accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. ss. 230.462.

PART I.

Items 1 and 2. Plan  Information  and Registrant  Information  and Employee Plan
               Annual Information.

     The documents containing the information specified in Parts I and II of Form S-8 have been or will be sent or given to participants in the Recognition and Retention Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.

Item 3.  Incorporation of Documents by Reference.

     The  following   documents   previously  or  concurrently  filed  with  the
Commission are hereby incorporated by reference in this Registration Statement:

     a) The Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2005 (Commission File No. 000-25101), filed with the Commission on March 31, 2006 pursuant to Section 13(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act");

     b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the year covered by the Annual Report on Form 10-K referred to in (a) above; and

     c) The description of the Company's common stock contained in the Registration Statement on Form 8-A filed with the Commission on November 23, 1998 (Commission File No. 000-25101).

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

     All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     None.

Item 6.  Indemnification of Directors and Officers.

     Section 545.121 of the Office of Thrift Supervision ("OTS") regulations provides indemnification for directors and officers of The Oneida Savings Bank. Although there are no indemnification provisions in the charter and bylaws of the Company, all the directors and officers of the Company hold the same position with The Oneida Savings Bank and have indemnification under OTS regulations as described below.

     Generally, federal regulations define areas for indemnity coverage for federal savings associations as follows:

     (a) Any person against whom any action is brought or threatened because that person is or was a director or officer of the savings association shall be indemnified by the savings association for:

          (i) Any amount for which that person becomes liable under a judgment in such action; and

          (ii) Reasonable costs and expenses, including reasonable attorneys' fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this section if he or she attains a favorable judgment in such enforcement action.

     (b) Indemnification shall be made to such person under paragraph (b) of this Section only if:

          (i) Final judgment on the merits is in his or her favor; or

          (ii) In case of:

               a. Settlement,
               b. Final judgment against him or her, or
               c. Final judgment in his or her favor, other than on the merits, if a majority of the disinterested directors of the savings association determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of the savings association or its members. However, no indemnification shall be made unless the association gives the Office at least 60 days notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court. Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the board of directors shall be sent to the Regional Director, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the OTS advises the association in writing, within such notice period, of its objection thereto.

     (c) As used in this paragraph:

          (i) "Action" means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

          (ii) "Court" includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought;

          (iii) "Final Judgment" means a judgment, decree, or order which is not appealable or as to which the period for appeal has expired with no appeal taken;

          (iv) "Settlement" includes the entry of a judgment by consent or confession or a plea of guilty or of nolo contendere.

Item 7.  Exemption From Registration Claimed.

     Not applicable.

Item 8.  List of Exhibits.

Regulation S-K                                                         Reference to Prior Filing or
Exhibit Number                      Document                           Exhibit No. Attached Hereto
--------------                      --------                           ---------------------------

         4        Form of Common Stock Certificate                              *

         5        Opinion of Luse Gorman Pomerenk & Schick, P.C.                Attached as Exhibit 5

         10       Oneida Financial Corp.2006 Stock-Based
                  Incentive Plan                                                **

         23.1     Consent of Luse Gorman Pomerenk & Schick, P.C.                Contained in Exhibit 5

         23.2     Consent of Crowe, Chizek and Company LLC                      Attached as Exhibit 23.2

         24       Power of Attorney                                             Contained on Signature Page

* Incorporated by reference to Exhibit 4 to the Registration Statement on Form S-1 (Commission File No. 333-63603), originally filed by the Company under the Securities Act of 1933, with the Commission on September 17, 1998, and all amendments or reports filed for the purpose of updating such description.

** Incorporated by reference to the proxy statement for the Company's 2006 Annual Meeting of Stockholders (Commission File No. 000-25101), filed by the Company under the Securities and Exchange Act of 1934, on March 30, 2006.

Item 9.  Undertakings.

     The undersigned Company hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan;

     4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oneida, State of New York, on this 21st day of June, 2006.


                                               ONEIDA FINANCIAL CORP.


                                        By:     /s/  Michael R. Kallet
                                                -------------------------------
                                                Michael R. Kallet, President and
                                                Chief Executive Officer
                                                (Duly Authorized Representative)

                                POWER OF ATTORNEY

     We, the undersigned directors and officers of Oneida Financial Corp. (the "Company") hereby severally constitute and appoint Michael R. Kallet, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Michael R. Kallet may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of shares of common stock to be granted and shares of common stock to be issued upon the exercise of stock options to be granted under the Oneida Financial Corp. 2006 Recognition and Retention Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Michael R. Kallet shall do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signatures                                  Title                       Date



/s/Michael R. Kallet                       President,              June 21, 2006
---------------------------     Chief Executive Officer and Director
Michael R. Kallet                 (Principal Executive Officer)



/s/ Eric E. Stickels               Executive Vice President        June 21, 2006
---------------------------      and Chief Financial Officer
Eric E. Stickels             (Principal Financial and Accounting Officer)



/s/Patricia D. Caprio                       Director               June 21, 2006
---------------------------
Patricia D. Caprio



/s/ Edward J. Clarke                        Director               June 21, 2006
---------------------------
Edward J. Clarke

/s/ Marlene C. Denney                       Director               June 21, 2006
---------------------------
Marlene C. Denney



/s/ John E. Haskell                         Director               June 21, 2006
---------------------------
John E. Haskell



/s/ Rodney D. Kent                          Director               June 21, 2006
---------------------------
Rodney D. Kent



/s/William D. Matthews                      Director               June 21, 2006
---------------------------
William D. Matthews



/s/ Michael A. Miravalle                    Director               June 21, 2006
---------------------------
Michael A. Miravalle



/s/ Richard B. Myers                        Director               June 21, 2006
---------------------------
Richard B. Myers



/s/ Gerald N. Volk                          Director               June 21, 2006
---------------------------
Gerald N. Volk



/s/ Frank O. White, Jr.                     Director               June 21, 2006
---------------------------
Frank O. White, Jr.

EXHIBIT INDEX


Exhibit Number             Description

     4         Form of Common Stock  Certificate  (incorporated  by reference to
               Exhibit 4 to the Registration Statement on Form S-1 (Commission File No. 333-63603), originally filed by the Company under the Securities Act of 1933 with the Commission on September 17, 1998, and all amendments or reports filed for the purpose of updating such description).

     5         Opinion of Luse Gorman Pomerenk & Schick, P.C.

     10 Oneida Financial Corp. 2006 Recognition and Retention Plan (incorporated by reference to the proxy statement for the Company's 2006 Annual Meeting of Stockholders (Commission File No. 000-25101), filed by the Company under the Securities and Exchange Act of 1934, on March 30, 2006).

      23.1 Consent of Luse Gorman Pomerenk & Schick, P.C. (contained in the opinion included as Exhibit 5).

      23.2     Consent of Crowe, Chizek and Company LLC.

      24 Power of Attorney (contained in the signature page to this Registration Statement).

                                    Exhibit 5

                  [LETTERHEAD OF LUSE GORMAN POMERENK & SCHICK]


(202) 274-2000

June 21, 2006

Board of Directors
Oneida Financial Corp.
182 Main Street
Oneida, New York 13421-1676

                  Re:      Oneida Financial Corp.
                           Registration Statement on Form S-8

Ladies and Gentlemen:

     You have requested the opinion of this firm as to certain matters in connection with the registration of common stock, par value $0.01 per share (the "Common Stock"), of Oneida Financial Corp. (the "Company") to be issued pursuant to the Oneida Financial Corp. 2006 Recognition and Retention Plan (the "Plan").

     In rendering the opinion expressed herein, we have reviewed the Charter of the Company, the Plan, the Company's Registration Statement on Form S-8 (the "Form S-8"), as well as applicable statutes and regulations governing the Company. We have assumed the authenticity, accuracy and completeness of all documents in connection with the opinion expressed herein. We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinions expressed herein are rendered.

     Based on the foregoing, we are of the following opinion:

     Following the effectiveness of the Form S-8, the Common Stock of the Company, when issued in accordance with the terms and conditions of the Plan, will be legally issued, fully paid and non-assessable.

     This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm. We hereby consent to the use of this opinion in the Form S-8.

                                            Very truly yours,


                                            /s/ Luse Gorman Pomerenk & Schick
                                            -----------------------------------
                                            Luse Gorman Pomerenk & Schick,
                                            A Professional Corporation

                                  Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in this Registration Statement of Oneida Financial Corp on Form S-8 of our report dated February 16, 2006 on the consolidated financial statements of Oneida Financial Corp appearing in the 2005 Form 10-K of Oneida Financial Corp.



                                        /s/ Crowe Chizek and Company LLC
                                        -----------------------------
                                        Crowe Chizek and Company LLC
Cleveland, OH
June 19, 2006